UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Holdings

Corporation

NATIONAL HOLDINGS CORPORATION
200 Vesey Street
25th Floor
New York, NY 10281

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (“National” or the “Company”), to be held at 10:00 a.m. local time, on Thursday, April 2, 2020, at the offices of our legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP, located at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007. At the meeting, the stockholders will be asked to (i) elect two directors for a term of three years, (ii) approve, on an advisory basis, the compensation paid to the Company's named executive officers, and (iii) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are also furnishing our proxy statement and annual report to stockholders for the fiscal year ended September 30, 2019 on the Internet.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2019 Annual Report, please contact Glenn C. Worman, our President and Chief Financial Officer, at (212) 417-8000.

We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ Michael A. Mullen Michael A. Mullen Chairman and Chief Executive Officer March 16, 2020 New York, New York

Holdings

Corporation

NATIONAL HOLDINGS CORPORATION
200 Vesey Street
25th Floor
New York, NY 10281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of National Holdings Corporation will be held at the offices of our legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP, located at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, on Thursday, April 2, 2020, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	Elect two directors for a term of three years;

2.	Approve, on an advisory basis, the compensation paid to the Company's named executive officers;

3.	Ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on March 4, 2020, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning March 16, 2020, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

You may vote your shares by completing and returning the proxy card enclosed with this notice and proxy statement or by following the instructions for online voting.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, John C. DeSena, at our address above, (ii) submitting a later dated proxy card, or (iii) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael A. Mullen and Glenn C. Worman to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors, /s/ John C. DeSena John C. DeSena Corporate Secretary March 16, 2020 New York, New York

Holdings

Corporation

NATIONAL HOLDINGS CORPORATION
200 Vesey Street, 25th Floor
New York, NY 10281

PROXY STATEMENT

This proxy statement is being made available to the owners of shares of common stock of National Holdings Corporation (the “Company,” “our,” “we,” or “National”) as of March 4, 2020 in connection with the solicitation of proxies by our Board of Directors for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will take place at the offices of our legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP, located at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 on Thursday, April 2, 2020, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Table of Contents

QUESTIONS AND ANSWERS		1
Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1
Q.	What is the purpose of the Annual Meeting?	1
Q.	Who is entitled to vote at our Annual Meeting?	1
Q.	How do I vote?	1
Q.	What is a proxy?	2
Q.	How will my shares be voted if I vote by proxy?	2
Q.	How do I revoke my proxy?	2
Q.	Is my vote confidential?	2
Q.	How are votes counted?	2
Q.	What constitutes a quorum at the Annual Meeting?	3
Q.	What vote is required to elect our directors for a three-year term?	3
Q.	What vote is required to approve, on an advisory basis, the compensation paid to the Company's named executive officers?	3
Q.	What vote is required to ratify EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020?	3
Q.	What percentage of our outstanding common stock do our directors and executive officers own?	3
Q.	Who was our independent public accountant for the fiscal year ended September 30, 2019? Will they be represented at the Annual Meeting?	4
Q.	How can I obtain a copy of our annual report on Form 10-K?	4
CORPORATE GOVERNANCE	5
Members of the Board of Directors	5
Class III Director Nominees	6
Directors Continuing in Office	6
Board Leadership Structure	8
Oversight of Risk	8
Director Nomination Process	9
Board Determination of Independence	10
Board Meetings and Attendance	10
Director Attendance at Annual Meeting of Stockholders	10
Communicating with the Board of Directors	10
Board Committees	10
Audit Committee	10
Compensation Committee	11
Nominating and Corporate Governance Committee	12
Legal Committee	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13
Audit Fees	13
Audit-Related Fees	13

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Tax Fees	14
Pre-Approval of Services	14
REPORT OF THE AUDIT COMMITTEE	15
OUR EXECUTIVE OFFICERS	16
COMPENSATION DISCUSSION AND ANALYSIS	17
Compensation Philosophy and Objectives	17
Determining Executive Compensation	17
Elements of Compensation	17
Consideration of Prior Advisory Stockholder Vote on Executive Compensation	18
Fiscal Year 2019 Executive Compensation	19
Perquisites and Other Executive Benefits	20
Severance Benefits	20
REPORT OF THE COMPENSATION COMMITTEE	21
EXECUTIVE COMPENSATION	22
Summary Compensation Table	22
CEO Pay Ratio	23
Grants of Plan-Based Awards in Fiscal 2019	23
DIRECTOR COMPENSATION	28
2019 Director Compensation	28
Director Compensation Table for 2019	28
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
RELATED-PERSON TRANSACTIONS	30
STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS	31
PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS; NOMINEES	33
PROPOSAL TWO: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS	34
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF EisnerAmper LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
ADDITIONAL INFORMATION	36
Householding of Annual Meeting Materials	36
Stockholder Proposals for Our 2021 Annual Meeting	36
Other Matters	36
Solicitation of Proxies	36
Incorporation of Information by Reference	36

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QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.

In accordance with Securities and Exchange Commission (“SEC”) rules, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. If you received this notice by mail, you should also have received by mail our proxy statement and annual report to stockholders for the fiscal year ended September 30, 2019. If you did not receive printed copies of our proxy statement, annual report and proxy card, or would like to receive additional copies, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge. In addition, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q.	What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of two directors for a term of three years, (ii) approving, on an advisory basis, the compensation paid to the Company's named executive officers, (iii) ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020 and (iv) transacting any other business that may properly come before the 2020 Annual Meeting or any adjournment thereof.

Q.	Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, March 4, 2020, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 13,476,519 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning March 16, 2020, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.	How do I vote?

A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, Inc., you may vote in person at the Annual Meeting, by use of the proxy card you received as part of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials” or by telephone as indicated in the proxy card.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone. If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm (Proposal 3) is considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 3. Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker). A legal proxy is not the form of proxy included with this proxy statement.

Q.	What is a proxy?

A.

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael A. Mullen, our Chairman and Chief Executive Officer, and Glenn C. Worman, our President and Chief Financial Officer, as your proxies. Mr. Mullen and/or Mr. Worman may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) on an advisory basis, “FOR” the approval of the compensation paid to the Company's named executive officers, and (iii) “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.	How do I revoke my proxy?

A.	If you are the record holder of your shares, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Delivering written notice to our Corporate Secretary, John C. DeSena, at our address above;

●	Submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

●	Attending the Annual Meeting and voting in person.

If your shares are held in street name you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer above.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.	How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain routine matters at the Annual Meeting. Only Proposal 3, the ratification of the selection of EisnerAmper LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted for any other proposal unless you affirmatively provide the broker instructions on how to vote.

Q.	What constitutes a quorum at the Annual Meeting?

A.

In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws, as amended (the “Bylaws”), the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.	What vote is required to elect our directors for a three-year term?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the election of each of the nominees for director. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.	What vote is required to approve, on an advisory basis, the compensation paid to the Company's named executive officers?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation paid to the Company's named executive officers. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.	What vote is required to ratify EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be entitled to vote on this matter.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.

As of March 4, 2020, our directors and executive officers owned, or have the right to acquire, approximately 9.9% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers and 5% Beneficial Owners” on page 32 of this proxy statement for more details.

Q.	Who was our independent public accountant for the fiscal year ended September 30, 2019? Will they be represented at the Annual Meeting?

A.

EisnerAmper LLP is the independent registered public accounting firm that audited our financial statements for the fiscal year ended September 30, 2019. We expect a representative of EisnerAmper LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.	How can I obtain a copy of our annual report on Form 10-K?

A.

We have filed our annual report on Form 10-K for the fiscal year ended September 30, 2019 with the Securities and Exchange Commission (the “SEC”). We have also filed with the SEC an Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended September 30, 2019. The annual report on Form 10-K is also included in the 2019 Annual Report to Stockholders. You may obtain, free of charge, copies of our annual report on Form 10-K and Amendment No. 1, including financial statements and exhibits, by writing to our Corporate Secretary, John C. DeSena, or by email at ir@yournational.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K and Amendment No. 1 as filed with the SEC.

CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that National is managed for the long-term benefit of stockholders. We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to our directors, officers (including our chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. We will provide a copy of the Code of Conduct, without charge, to any person who requests such copy by delivering written notice to our Corporate Secretary, John C. DeSena, at our address above.

Members of the Board of Directors

Our Bylaws provide that our Board of Directors (the “Board”) shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two class III directors, whose terms expire at the Annual Meeting; two class I directors, whose terms expire at the 2021 annual meeting; and three class II directors, whose terms expire at the 2022 annual meeting (in all cases subject to the election and qualification of their successors or to either earlier death, resignation or removal).

Our Board currently consists of seven members. In February 2019, Neil Herskowitz and Eli Salig resigned from our Board. Their resignations were not a result of any disagreement with National Holdings on any matter relating to National Holdings’ operations, policies or practices. Our Board filled the two vacancies by electing by unanimous vote Barbara Creagh and Jeff Gary to serve as Class II and Class III directors, respectively. Ms. Creagh was elected to serve as a Class II director at the 2019 annual meeting. Mr. Gary is a nominee for election at the Annual Meeting.

Set forth below are the names and certain information about each of our directors, including the nominees to serve on our Board, as of March 16, 2020 (See “Proposal 1 – Election of Directors; Nominees”):

Class II Director Nominees
Name	Age	Director Since	Class and Term End
Jeff Gary (1)	57	2019	Class III, 2020
Michael A. Mullen	53	2018	Class III, 2020

Directors Continuing in Office
Name	Age	Director Since	Class and Term End
Barbara Creagh (1)(2)	53	2019	Class II, 2022
Robert B. Fagenson	71	2012	Class I, 2021
Daniel Hume (1)(2)(3)	53	2016	Class II, 2022
Nassos Michas (2)(3)	75	2018	Class II, 2022
Michael E. Singer	53	2017	Class I, 2021

(1)     Member of the Audit Committee
(2)     Member of the Compensation Committee

(3)      Member of the Nominating and Corporate Governance Committee

The following biographies present information about each of our directors and nominees, including their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, and additional information. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Director Nomination Process” on page 9 of this proxy statement. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Class III Director Nominees

Jeff Gary, 57, has served as a member of the Board since February 2019. Mr. Gary has worked in the financial services industry for over 30 years. He currently serves on the Board of Directors for the Axonic Alternative Income Fund where he is the Chairman of the Valuation Committee and a member of the Audit Committee. Before retiring in 2018, Mr. Gary joined Avenue Capital Group in 2012 as a Senior Portfolio Manager responsible for managing mutual funds and CLO accounts. Prior to this, Mr. Gary was a Portfolio Manager at Third Avenue Management, LLC. From 2003 to 2008, he was Co-Head of the High Yield and Distressed investment team at BlackRock, Inc. He was also a team member to launch BlackRock Capital Investment Corporation (NASDAQ: BKCC) and served on the Investment Committee for four years. From 1998 to 2003, he was a Senior Portfolio Manager at American General/AIG Investment Group. Earlier in his career, Mr. Gary served as Portfolio Manager at Koch Industries, Inc., Vice President of Corporate Finance at Mesirow Financial Holdings, Inc., Senior Analyst at Citigroup, Inc., and Senior Auditor at PricewaterhouseCoopers LLP. He received an M.B.A. from Northwestern University’s Kellogg School of Management, a B.S. in Accounting from Penn State University and his CPA license in Illinois. The Board believes that Mr. Gary’s experience in the financial services industry qualifies him to serve as a member of the Board.

Michael A. Mullen, 53, has served as Chief Executive Officer since January 31, 2017 and Chairman of the Board since June 2018. He has been a member of the Board since June 2018 and served as our Co-Chief Executive Officer from January 3, 2017 to January 31, 2017. He has also served as Chairman of the board of directors of each of National’s operating companies since January 2017: National Securities Corporation, National Asset Management, Inc., National Insurance Corporation and National Tax and Financial Services, Inc. He has served as the Chief Executive Officer of National Insurance Corporation and National Tax and Financial Services, Inc. since January 2017, of National Securities Corporation since December 2018 and of Winslow, Evans & Crocker, Inc. since December 2019. Mr. Mullen began his career in 1986 and has since developed a broad and deep understanding of the financial services industry, with a focus on investing in biotechnology companies. He brings this expertise to his leadership of the National Family of Companies. Mr. Mullen holds his Series 4, 7, 24, 63, 65, 99 and Life and Health Insurance and Variable Annuity Licenses. The Board believes that his experience in the securities industry and knowledge of the Company as its Chief Executive Officer qualifies him to serve as a member of the Board.

Directors Continuing in Office

Barbara Creagh, 53, has served as a member of the Board since February 2019. Ms. Creagh has extensive experience as a chief human resources executive. Ms. Creagh has served as Chief Talent Officer at Greenwich Associates, a leading provider of data, analytics and insights to the financial services industry, since January 2012. Prior to joining Greenwich Associates in 2012, Ms. Creagh held the position of SVP of Talent for MDC Partners, a publicly traded holding company with over 10,000 people worldwide, as well as the position of North American Talent leader for Deloitte LLP. Earlier in her career, she spent 10 years in strategy consulting with Ernst & Young. Ms. Creagh is a Certified Public Accountant and earned her MBA in Finance and her International Management degree summa cum laude from Fordham University. The Board believes that Ms. Creagh’s experience in the financial services industry and as a human resources executive qualifies her to serve as a member of the Board.

Robert B. Fagenson, 71, has served as a member of the Board since March 2012 and has served as Vice Chairman of the Board since September 2016. Mr. Fagenson served as Co-Chief Executive Officer from January 3, 2017 to January 31, 2017, as Chief Executive Officer and Chairman of the Board from December 2014 to September 2016, and as Executive Vice-Chairman of the Board from July 2012 to December 2014. Mr. Fagenson has been a Branch Owner at National Securities Corporation, an operating company of National, since 2012, and President of Fagenson & Co., Inc., a family investment company, since 1982. Mr. Fagenson spent the majority of his career at the New York Stock Exchange (NYSE), where he was Managing Partner of one of the exchange’s largest specialist firms. While at the NYSE, Mr. Fagenson served as a Governor on the trading floor and was elected to the NYSE Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the NYSE Board of Directors from 1998 to 1999 and 2003 to 2004. Mr. Fagenson has served as Director of the New York City Police Museum since 2005, and as Director of the Federal Law Enforcement Officers Association Foundation since 2009. He has also served on the board of directors of Sigma Alpha Mu Foundation since 2011 and on the board of directors of the Sports and Arts in Schools Foundation since 2015. In addition, Mr. Fagenson served as the Non-Executive Chairman of Document Security Systems, Inc. from 2012 to 2018 (NYSEMKT: DSS). He is currently a member of the alumni boards of the Whitman School of Business at Syracuse University. Mr. Fagenson received his B.S. in Transportation Sciences & Finance from Syracuse University in 1970. The Board believes that Mr. Fagenson’s experience in the securities industry and knowledge of the Company as its former Chief Executive Officer qualifies him to serve as a member of the Board.

Daniel Hume, 53, has served as a member of the Board since September 2016. He also serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Hume is currently a managing partner at Kirby McInerney LLP, and has served in this capacity since 2012. Mr. Hume’s law practice focuses on securities law and regulation, structured finance, antitrust, and other complex financial litigation, corporate governance, and corporate disclosure rules. He joined Kirby McInerney LLP in 1995. Mr. Hume serves on the board of directors at two late clinical stage biopharmaceutical companies, Stemline Therapeutics, Inc. (NASDAQ: STML) and TG Therapeutics, Inc. (NASDAQ: TGTX). Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States Supreme Court. Mr. Hume received his J.D. from Columbia Law School and his B.A. from the State University of New York at Albany. The Board believes that Mr. Hume’s experience in the securities industry qualifies him to serve as a member of the Board.

Nassos Michas, 75, has served as a member of the Board since June 2018. Mr. Michas brings more than thirty years of financial services experience to the Board. He is serving as the Chairman of the Advisory Board to Juniper Investment Company, LLC since 2007 and is President of Masons Island LLC, a personal holding company. Prior to joining National, he served on the board of directors at Ramius Archview Fund from 2016 to 2017. He was President and Chief Executive Officer of Robeco USA, Inc. (Weiss, Peck & Greer), a $30 billion investment manager, from 2001 to 2004. He has held a number of senior management positions at Merrill Lynch and Co., including Chairman of Merrill Lynch Banks. He joined Merrill Lynch and Co. in 1974 as an analyst. He currently serves on the board of directors for the American School of Classical Studies at Athens. Mr. Michas is a chartered financial analyst (CFA), and holds a B.S. in Electrical Engineering from the University of Utah, an M.S. in Systems Theory and Control from the University of California at Berkeley and an M.B.A. from the Harvard Business School. The Board believes that Mr. Michas’s financial services experience qualifies him to serve as a member of the Board.

Michael E. Singer, 53, has served as a member of the Board since May 2017 and as Executive Vice Chairman of the Board since June 2018. He also serves as Head of Strategy for National Holdings. Mr. Singer has over twenty-years’ experience leading alternative investment management firms. Prior to joining National in June 2018, he served as CEO and President of Ramius, LLC, an alternative investment advisory platform, from 2012 to 2017. At Ramius, Mr. Singer directed strategy and execution of the firm's business plan. Prior to joining Ramius, Mr. Singer was Co-President of Ivy Asset Management, a hedge fund of funds business, from 2004 to 2009. At Ivy, Mr. Singer established the firm’s strategic plan and ran the day-to-day activities. He began his career at Weiss, Peck & Greer, a $17 billion asset management firm, where he spent nine years and served as Senior Managing Director and Executive Committee Member. He oversaw day-to-day operations, new product development, client relationship management, hedge fund sales and risk functions. In addition, Mr. Singer served as the Chairman of the board of directors of FC Global Realty Inc. (OTCMKTS: FCRE) from July to October 2018. Mr. Singer is a certified public accountant (CPA) and received his J.D. from Emory University School of Law and his B.S. from Penn State University. The Board believes that his securities expertise qualifies him to serve as a member of the Board.

Board Leadership Structure

Michael A. Mullen, our Chief Executive Officer, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is in the best interests of National and our stockholders and consistent with good corporate governance for the following reasons:

●

Our Chief Executive Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing the Company;

●	A single Chairman and Chief Executive Officer provides strong and consistent leadership for National, without risking overlap or conflict of roles;

●	Oversight of the Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman; and

●	Our Lead Director can provide similar benefits to those associated with an independent Chairman.

Since June 2018, Mr. Michas has served as our Lead Director. Mr. Michas is an independent director within the meaning of Nasdaq Stock Market (“Nasdaq”) rules. As our Lead Director, Mr. Michas’s responsibilities include the following, among others:

●	Chairing any meeting of the independent directors of our board in executive session;

●	Meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

●	Facilitating communications between other members of our board and our Chairman and Chief Executive Officer;

●

Monitoring, with the assistance of our Corporate Secretary or Chief Financial Officer, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

●	Working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and

●	Otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. Our Board evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those polices and risks. Mr. Mullen and management identify material risks and prioritize them for our Board.

In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and management succession planning. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Director Nomination Process

We formed our Nominating and Corporate Governance Committee in February 2019. The Committee identifies potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees.

Our Nominating and Corporate Governance Committee also considers candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate must submit such recommendation to our Corporate Secretary, John C. DeSena, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281. Any recommendation must be received not less than thirty calendar days nor more than ninety calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our Nominating and Corporate Governance Committee evaluates all candidates to our Board by reviewing their biographical information and qualifications. If the Committee determines that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the members of the Committee and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when deciding as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. Our Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

Our Nominating and Corporate Governance Committee does not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Barbara Creagh, Jeff Gary, Daniel Hume, or Nassos Michas has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. Marketplace Rules. The Board reached a similar determination with respect to Neil Herskowitz and Eli Salig, who each served as a director until February 14, 2019. In determining the independence of the directors listed above, our Board considered each of the transactions discussed in the section titled “Related-Person Transactions,” beginning on page 31 of this proxy statement.

Board Meetings and Attendance

Our Board met thirteen times during the fiscal year ended September 30, 2019. During the fiscal year ended September 30, 2019, each director who served his or her full term attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Last year, two of our directors attended the 2019 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to John C. DeSena, our Corporate Secretary, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at ir@yournational.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Board Committees

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Board previously had a Legal Committee, which ceased to exist in February 2019. The Board has adopted charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that comply with the applicable requirements of current Nasdaq rules. Copies of each charter are available on the investor relations portion of the Company’s website, located at www.yournational.com.

Audit Committee

The Audit Committee held four meetings during the fiscal year ended September 30, 2019. The Audit Committee currently consists of Jeff Gary, Daniel Hume and Barbara Creagh. Mr. Gary serves as the chair of the Audit Committee. Our Board has determined that each member of the Audit Committee is independent and otherwise qualified to be a member of the Audit Committee in accordance with the rules and regulations of the SEC and Nasdaq.

The SEC further requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. The Board has determined that Mr. Gary is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board and our Audit Committee. Please see the biography of Mr. Gary on page 6 of this proxy statement for a description of his relevant experience.

The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee. A copy of the Charter of the Audit Committee is available on the investor relations portion of the Company’s website, located at www.yournational.com. The duties and responsibilities of the Audit Committee include, among other things:

●	Reviewing and monitoring our financial statements and internal accounting procedures;

●	Selecting our independent registered public accounting firm; and

●	Consulting with and reviewing the services provided by such accounting firm.

Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm. The report of the Audit Committee can be found on page 15 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting during the fiscal year ended September 30, 2019. The Compensation Committee currently consists of Nassos Michas, Daniel Hume, and Barbara Creagh. Mr. Michas serves as the chair of the Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee, as amended and restated on February 13, 2019. A copy of the Charter of the Compensation Committee is available on our website, located at www.yournational.com. As discussed in its charter, the duties and responsibilities of the Compensation Committee include, among other things:

●	Evaluating the performance of the Chief Executive Officer and other executive officers;

●	Determining the overall compensation of the Chief Executive Officer and other executive officers; and

●	Administering all executive compensation programs, including, but not limited to, incentive and equity-based plans.

The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the National Holdings Corporation 2013 Omnibus Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. For the fiscal year ended September 30, 2019, the Compensation Committee delegated to Mr. Mullen the responsibility for allocating restricted stock unit, or RSU, awards among executive officers other than the named executive officers, and among other employees of the Company.

The report of the Compensation Committee can be found on page 21 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the section titled “Compensation Discussion and Analysis,” beginning on page 17 of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed on February 8, 2019. The Nominating and Corporate Governance Committee currently consists of Nassos Michas and Daniel Hume. Mr. Michas serves as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in the Charter of the Nominating and Corporate Governance Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website, located at www.yournational.com. As discussed in its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

●	Evaluating identifying individuals qualified to become Board members;

●	Recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

●	Reviewing and making recommendations to our Board with respect to our Board leadership structure;

●	Reviewing and making recommendations to our Board with respect to management succession planning;

●	Developing and recommending to our Board corporate governance principles; and

●	Overseeing a periodic evaluation of our Board.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”.

Legal Committee

The Legal Committee, established in August 2017 and terminated in February 2019, held no meetings during the fiscal year ended September 30, 2019. The Legal Committee consisted of Daniel Hume and Michael Singer. The duties and responsibilities of the Legal Committee were to review and assess any pending legal proceedings with a potential risk exposure in excess of $750,000 and to advise on any material legal matters as required by the executive team.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

EisnerAmper LLP, the independent registered public accounting firm that audited our financial statements for the fiscal year ended September 30, 2019, has served as our independent registered public accounting firm since July 17, 2019, and previously served as our independent registered public accounting firm from 2014 to May 31, 2018. BDO USA, LLP served as our independent registered public accounting firm from May 31, 2018 to July 17, 2019. We expect a representative of EisnerAmper LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm. See “Proposal Three: Ratification of Appointment of EisnerAmper LLP as Our Independent Registered Public Accounting Firm” on page 36 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining EisnerAmper LLP’s independence. All proposed engagements of EisnerAmper LLP and BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

The following table summarizes the fees billed to us for each of the last two fiscal years.

Services Provided	Fiscal 2018 Fees to EisnerAmper LLP	Fiscal 2018 Fees to BDO USA, LLP	Fiscal 2019 Fees to EisnerAmper LLP	Fiscal 2019 Fees to BDO USA, LLP
Audit Fees	$315,000	$355,000	$403,000	$337,000
Audit-Related Fees	$7,000	$-	$27,000	$6,000
Tax Fees	$5,000	$100,000	$100,000	$-
Total Fees	$327,000	$455,000	$530,000	$343,000

Audit Fees

For the fiscal years ended September 30, 2019 and 2018, EisnerAmper LLP billed us an aggregate of $403,000 and $315,000, respectively, for professional services in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, the review of our financial statements included in our Quarterly Report on Form 10-Q for the third quarter of 2019 and the first and second quarter of 2018 and other services provided in connection with registration statements.

For the fiscal years ended September 30, 2019 and 2018, BDO USA, LLP billed us an aggregate of $337,000 and $355,000, respectively, for professional services in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, the review of our financial statements included in our Quarterly Report on Form 10-Q for the first and second quarter of 2019 and the third quarter of 2018 and other services provided in connection with registration statements.

Audit-Related Fees

For the fiscal years ended September 30, 2019 and 2018, EisnerAmper LLP billed us an aggregate of $27,000 and $7,000, respectively, for audit-related services reasonably related to the performance of the audit and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

For the fiscal years ended September 30, 2019 and 2018, BDO USA, LLP billed us an aggregate of $6,000 and $0, respectively, for audit-related services reasonably related to the performance of the audit and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

For the fiscal years ended September 30, 2019 and 2018, EisnerAmper LLP billed us an aggregate of $100,000 and $5,000, respectively, for tax compliance, tax advice or tax planning. For the fiscal years ended September 30, 2019 and 2018, BDO USA, LLP billed us an aggregate of $0 and $100,000, respectively, for tax compliance, tax advice or tax planning.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. Pursuant to the rules and regulations of the SEC, before our independent public accountant is engaged to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The Audit Committee shall establish pre-approval policies and procedures regarding the Company’s engagement of the independent auditor for audit or permitted non-audit services. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. Audit Committee pre-approval of permitted non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and EisnerAmper LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2019, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;

●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of EisnerAmper LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2019, including the written disclosures made by EisnerAmper LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, for filing with the SEC.

By the Audit Committee of the Board of Directors Jeff Gary, Chairman Barbara Creagh Daniel Hume Dated March 16, 2020

OUR EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Michael A. Mullen	53	Chief Executive Officer
Glenn C. Worman	61	President and Chief Financial Officer
John C. DeSena	52	Chief Operating Officer and Corporate Secretary

The following biographies present information about each of our executive officers, including their ages, their positions and offices and their term of office as an officer. Michael A. Mullen, 53, serves as our Chief Executive Officer and Chairman of the Board. For Mr. Mullen’s biography, see the section titled “Directors Continuing in Office,” beginning on page 6 of this proxy statement. No executive officer is related by blood, marriage or adoption to any other director or executive officer.

Glenn C. Worman, 61, has served as President since July 2018 and Chief Financial Officer since October 2016. He served as Chief Operating Officer from October 2015 to July 2018 and Director of Finance from May 2015 to September 2016. In addition, he has served on the board of directors of many of National’s operating companies: he has served on the board of directors of National Asset Management, Inc., National Insurance Corporation and National Tax and Financial Services, Inc. since October 2016, on the board of directors of Winslow, Evans & Crocker, Inc. since December 2019 and on the board of directors of National Securities Corporation since January 2020. He also served on the board of directors of vFinance Corporation from October 2016 to February 2018. Prior to joining National, Mr. Worman held various senior financial positions at ICAP plc, Deutsche Bank, Morgan Stanley and Merrill Lynch. He has a background in corporate finance, global fixed income and global equity trading finance, wealth management, investment management and inter-dealer broker finance. Mr. Worman received his MBA from Fairleigh Dickinson University and his B.B.A from Ramapo College. Mr. Worman holds his Series 99 License.

John C. DeSena, 52, has served as Chief Operating Officer since July 2018 and Corporate Secretary since February 2019. He also served as our Head of Financial Planning & Analysis from January 2016 to July 2018. In addition, he has served on the board of directors of many of National’s operating companies: he has served on the board of directors of National Asset Management, Inc. and National Insurance Corporation since January 2017, on the board of directors of Winslow, Evans & Crocker, Inc. since December 2019 and on the board of directors of National Securities Corporation and National Tax and Financial Services, Inc. since January 2020. Mr. DeSena has vast operational and management experience. Prior to joining National, Mr. DeSena worked at Deutsche Bank from April 2010 to January 2016, where he served as the Chief Operating Officer and Head of Operational Excellence for Group Technology & Operations Americas and the Head of Americas Finance Infrastructure. He also worked at Merrill Lynch for fifteen years until 2010, where he served as the Head of Global Markets & Investment Banking and Chief Financial Officer of Americas Investment Banking. Mr. DeSena holds his Series 99 License.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices and decisions for the fiscal year ended September 30, 2019. It also explains how we determined the material elements of compensation for our chief executive officer, our chief financial officer and our chief operating officer, whom we refer to as our “Named Executive Officers,” or “NEOs.” For the fiscal year ended September 30, 2019, our NEOs were:

●	Michael A. Mullen, our Chairman and Chief Executive Officer;

●	Glenn C. Worman, our President and Chief Financial Officer; and

●	John C. DeSena, our Chief Operating Officer and Corporate Secretary.

Compensation Philosophy and Objectives

The primary goals of our compensation program and policies are to attract, retain and reward talented executives, ensure compensation is closely aligned with our corporate strategies and objectives and the long-term interests of our stockholders and ensure that total compensation is fair, reasonable and competitive within our industry.

Determining Executive Compensation

Role of the Compensation Committee and the Company’s Named Executive Officers

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found in the section titled “Compensation Committee,” beginning on page 11 of this proxy statement.

The Compensation Committee meets with our Chief Executive Officer to discuss his own compensation and that of our other NEOs based upon a subjective assessment of individual and Company performance during the prior year, achievement of any pre-set goals and objectives and overall trends in the marketplace. Our Chief Executive Officer makes recommendations regarding salary adjustments, bonus payouts and equity awards, and the Compensation Committee evaluates and modifies these recommendations, if it deems appropriate. Ultimately, decisions regarding the compensation of NEOs are made by the Compensation Committee, meeting in executive session, based upon the Compensation Committee’s deliberations. Decisions regarding other executive officers are made by the Compensation Committee after considering recommendations from the Chief Executive Officer.

Elements of Compensation

Our compensation program includes a mix of value opportunities and performance considerations. Our executive compensation program for the fiscal year ended September 30, 2019 consisted of the following components:

Compensation Element	Purpose
Base Salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his or her position.

Annual Cash Bonus	Annual cash bonus represents the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.
Long-Term Equity Awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention.
Health and Welfare Plans and Retirement Plan

We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance Benefits	Our named executive officers generally have employment agreements that provide for severance benefits in certain circumstances.

Our annual cash bonus awards and our annual equity awards are based partially upon the Compensation Committee’s subjective assessment of both the Company’s performance and each individual executive’s contribution to the Company’s performance. Our equity awards (stock options and restrictive stock unit awards) are designed to vest based on a mix of time-based factors and our profitability and market capitalization.

We feel strongly that executive compensation and accountability be tied to the performance of our stakeholders. As such, we increased our profitability and market capitalization vesting targets for new grants this past fiscal year ended September 30, 2019. Specifically, we increased our profitability targets, which are measured in reference to adjusted EBITDA (“AEBITDA”), from $12,000,000, $18,000,000 and $30,000,000 to $14,400,000, $21,600,000 and $36,000,000, respectively. See “Non-GAAP Information” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for further information on our calculation of AEBITDA. Similarly, we increased our market capitalization targets from $90,000,000, $120,000,000 and $180,000,000 to $108,000,000, $144,000,000 and $216,000,000, respectively.

The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

At the 2019 Annual Meeting of Stockholders, our stockholders voted to approve the compensation of the Company’s NEOs, as discussed and disclosed in the 2019 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our NEOs and the Company’s executive pay practices enjoyed stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our executives when they and the Company perform well and, in turn, deliver value for our stockholders.

At the 2019 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held every year. Consistent with this preference, the Board decided to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at our 2024 Annual Meeting of Stockholders.

Fiscal Year 2019 Executive Compensation

Base Salary

A competitive base salary is a necessary element to attract and retain an experienced and talented management team. As fixed cash compensation, a base salary provides financial stability and security for performing job responsibilities. The base salaries of our NEOs are set based on their respective responsibilities, performance and competitive market for similar executives. The Compensation Committee reviews the base salaries of our NEOs on an annual basis and makes adjustments as appropriate, subject to any terms of the NEOs’ employment agreements. The table below outlines the base salaries for our NEOs in the fiscal year ended September 30, 2019, pursuant to each NEO’s respective employment agreement.

Named Executive Officer	Base Salary
Michael A. Mullen	$360,000
Glenn C. Worman	$300,000
John C. DeSena	$250,000

Cash Bonus

Mr. Mullen is eligible to earn an annual cash bonus, which may be conditioned upon the achievement of annual performance goals and objectives established by agreement between Mr. Mullen and the Compensation Committee. Mr. Mullen’s target annual bonus opportunity is equal to 100% of his base salary. Each of Mr. Worman and Mr. DeSena participates in a bonus pool for our senior executive officers and have cash bonus targets set by management and approved by the Compensation Committee.

After consideration of the Company’s performance and individual performance for Mr. Mullen, Mr. Worman and Mr. DeSena during fiscal year 2019, the Compensation Committee authorized bonuses for Mr. Mullen, Mr. Worman and Mr. DeSena in the amounts outlined in the below table. These bonuses were paid in January 2020.

Named Executive Officer	Cash Bonus Amount
Michael A. Mullen	$464,400
Glenn C. Worman	$322,500
John C. DeSena	$193,500

Long-Term Equity Incentive Awards

In November 2018, the Compensation Committee granted to each of Mr. Mullen, Mr. Worman and Mr. DeSena RSUs. The following table outlines the RSUs granted.

Named Executive Officer	Restricted Stock Units Granted
Michael A. Mullen	428,677
Glenn C. Worman	297,692
John C. DeSena	178,615

Each of these awards vests as follows:

●	50% vest in four equal annual installments beginning November 1, 2019;

●	25% vest upon the Company’s first achieving certain market capitalization milestones for 30 consecutive trading days; and

●	25% vest upon certification by the Compensation Committee that certain profitability targets have been satisfied.

For the profitability and market capitalization targets used during the fiscal year ended September 30, 2019, see page 17 in the “Elements of Compensation” section of this proxy statement. Vesting of the performance-based portions of such RSUs require certification by the Compensation Committee that such performance goals have been met and shall occur on the date of certification.

For additional information regarding our NEOs’ equity awards, see the “Summary Compensation Table” on page 22 of this proxy statement, the “Grants of Plan-Based Awards in Fiscal 2019” table on page 23 of this proxy statement and the “Outstanding Equity Awards at Fiscal Year End” table on page 25 of this proxy statement.

Perquisites and Other Executive Benefits

We offer Mr. Mullen, Mr. Worman and Mr. DeSena an annual medical benefits allowance. See the “Summary Compensation Table” for additional information regarding other executive benefits.

Severance Benefits

We have employment agreements with our NEOs that provide, among other things, payment and benefits upon certain terminations of employment. We believe the severance benefits components of these agreements are an important component to recruiting and retaining high quality executive officers. For more information on Mr. Mullen, Mr. Worman’s and Mr. DeSena’s employment agreements see the “Potential Termination and Change in Control Payments” section under “Executive Compensation” beginning on page 26 of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

By the Compensation Committee of the Board of Directors Nassos Michas, Chairman Barbara Creagh Daniel Hume Dated March 16, 2020

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current NEOs or that was otherwise earned by our NEOs for their services in all capacities during fiscal 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)		Total ($)
Michael A. Mullen	2019	$360,000	$464,400	$1,270,395	-	$694,538	(3)	$2,789,333
Chairman and Chief Executive Officer	2018	$360,000	$360,000	$926,949	-	$1,211,926	(3)	$2,858,875
	2017	$270,000	$360,000	$1,462,000	-	$2,449,081	(3)	$4,541,081
Glenn C. Worman	2019	$300,000	$322,500	$882,218	-	$25,166		$1,529,884
President and Chief Financial Officer	2018	$297,500	$200,000	$514,973	-	$24,327		$1,036,800
	2017	$290,000	$200,000	$319,000	-	$23,568		$832,568
John C. DeSena (4)	2019	$250,000	$193,500	$529,331	-	$11,690		$984,521
Chief Operating Officer	2018	$241,250	$150,000	$386,229	-	$2,554		$780,033

(1)

The amounts shown in this column represent the grant date fair value of RSUs, which was computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions.  Refer to Note 14 in the Notes to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2019 for information regarding the assumptions used to value these awards.

(2)	The amounts included in this column for fiscal year 2019 are as follows:

Michael A. Mullen
Medical Benefits Allowance	$19,531
Auto Allowance	$9,000
Gym Membership	$2,520
Total	$31,051

Glenn C. Worman
Medical Benefits Allowance	$13,166
Auto Allowance	$12,000
Total	$25,166

John C. DeSena
Medical Benefits Allowance	$2,690
Auto Allowance	$9,000
Total	$11,690

(3)

The amounts shown include commissions of approximately $0.7 million, $1.2 million and $2.4 million for the fiscal years ended September 30, 2019, 2018 and 2017, respectively, earned pursuant to Mr. Mullen’s Independent Contractor Agreement, dated April 22, 2008, with National Securities Corporation whereby in exchange for establishing and maintaining a branch. Mr. Mullen receives 92% of gross income accrued at the branch, before expenses associated with the operation of such branch, including commissions owed to its registered representatives.

(4)	Mr. DeSena was appointed as Chief Operating Officer of the Company on July 20, 2018 and prior to that was Head of Financial Planning & Analysis.

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. As is permitted under the SEC rules, we used cash compensation paid in 2019 to determine our median employee definition and not total compensation as set forth in our Summary Compensation Table. We annualized pay for those who commenced employment during fiscal year 2019. Using the fiscal year end date of September 30, 2019, we calculated the median cash compensation of our employee population of 472. We then produced a sample of employees who were paid within a 5% range of that median cash compensation and selected an employee from within that group as our median employee. We then determined that this median employee's total compensation for fiscal year 2019 was $48,906. The Chief Executive Officer's total compensation for fiscal year 2019 was $2,789,333 as disclosed in the Summary Compensation Table. Therefore, our estimate of the ratio of Chief Executive Officer pay to median employee pay is 57:1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

Grants of Plan-Based Awards in Fiscal 2019

The following table summarizes grants made to the named executive officers in fiscal year 2019.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (1)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All other option awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael A. Mullen	11/1/2018	-	214,338	214,339	-	-	1,270,395
Glenn C. Worman	11/1/2018	-	148,846	148,846	-	-	882,218
John C. DeSena	11/1/2018	-	89,307	89,308	-	-	529,331

(1)

Represents the number of RSUs granted in fiscal year 2019 that could be earned under performance-based vesting. See pertinent details regarding the RSUs in the section entitled “Long-Term Equity Incentive Awards,” beginning on page 19 of this proxy statement.

(2)

Represents the number of RSUs granted in fiscal year 2019 that could be earned under time-based vesting. See the description of the RSUs in the section entitled “Long-Term Equity Incentive Awards,” beginning on page 19 of this proxy statement.

 Narrative to Summary Compensation Table

Employment Agreements

Michael A. Mullen. On January 3, 2017, we entered into an employment agreement with Michael A. Mullen as our Co-Chief Executive Officer (the “Mullen Agreement”) providing for the term of his employment for a period beginning on January 3, 2017, until such time as the other Co-Chief Executive Officer of the Company (Robert B. Fagenson) was removed or resigned, in which case Mr. Mullen would automatically assume the title and duties of Chief Executive Officer under the terms of his employment agreement. In addition, Mr. Mullen is the Chairman of the Board of each of Company’s operating subsidiaries including but not limited to National Securities Corporation, National Asset Management Corporation and National Insurance Corporation. Under the terms of the Mullen Agreement, Mr. Mullen earns a base salary of $360,000 per year. In addition to his base salary, Mr. Mullen is eligible to earn an annual cash bonus, conditioned upon the achievement of annual performance goals and objectives established by agreement between Mr. Mullen and the Board. Mr. Mullen’s target annual bonus opportunity is equal to 100% of his base salary.

On December 31, 2018, we entered into an amended and restated employment agreement with Mr. Mullen (the “Amended Mullen Agreement”). Under the terms of the Amended Mullen Agreement, Mr. Mullen earns a base salary of $360,000 per year and is eligible to earn an annual cash and restricted stock bonus at a target level determined by the Compensation Committee. Mr. Mullen’s target annual cash bonus for the fiscal year beginning October 1, 2019 is $360,000.

Glenn C. Worman. On May 7, 2015, we entered into an employment agreement with Glenn C. Worman (the “Worman Agreement”) providing for the term of his employment for a period beginning on May 7, 2015 (the “Effective Date”) and ending on May 5, 2017 (the “Worman Term”). The Worman Agreement provided a base salary at a rate of $280,000 per annum during the first 12 months of the Worman Term, and $290,000 during the second 12 months of the Worman Term. We paid Mr. Worman a signing bonus of $40,000 on August 9, 2015 and we also paid him a bonus of $35,000 on July 1, 2016. Mr. Worman was entitled to an initial guaranteed bonus of $100,000, which he received in January 2016. Under the terms of the Worman Agreement, Mr. Worman is also eligible for an annual bonus as determined by the Compensation Committee of the Board and was included in the bonus pool for our senior executive officers.

On December 31, 2018, we entered into a new employment agreement with Mr. Worman (the “2018 Worman Agreement”). Under the terms of the 2018 Worman Agreement, Mr. Worman earns a base salary of $300,000 per year and is eligible to earn an annual cash and restricted stock bonus at a target level determined by the Compensation Committee. Mr. Worman’s target annual cash bonus for the fiscal year beginning October 1, 2019 is $250,000.

John C. DeSena. On December 31, 2018, we entered into a new employment agreement with Mr. DeSena (the “2018 DeSena Agreement”). Under the terms of the 2018 DeSena Agreement, Mr. DeSena earns a base salary of $250,000 per year and is eligible to earn an annual cash and restricted stock bonus at a target level determined by the Chief Executive Officer. Mr. DeSena’s target annual cash bonus for the fiscal year beginning October 1, 2019 is $150,000.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by each NEO as of September 30, 2019:

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Michael A.	1/3/2017	-	-	-	-	156,250	(2)	$428,125	260,417	(2)	$713,543
Mullen	4/10/2018	-	-	-	-	82,286	(2)	$225,464	123,428	(2)	$338,193
	11/1/2018	-	-	-	-	214,339	(2)	$587,289	214,338	(2)	$587,286
Glenn C.	5/7/2015	60,000	-	4.50	6/20/2023	-		-	-		-
Worman	5/7/2015	60,000	-	5.50	6/20/2023	-		-	-		-
	5/7/2015	60,000	-	6.00	6/20/2023	-		-	-		-
	7/19/2017	-	-	-	-	31,250	(2)	$85,625	52,083	(2)	$142,707
	4/10/2018	-	-	-	-	45,715	(2)	$125,259	68,571	(2)	$187,885
	11/1/2018	-	-	-	-	148,846	(2)	$407,838	148,846	(2)	$407,838
John C.	7/19/2017	-	-	-	-	18,750	(2)	$51,375	31,250	(2)	$85,625
DeSena	4/10/2018	-	-	-	-	34,286	(2)	$93,944	51,428	(2)	$140,913
	11/1/2018	-	-	-	-	89,308	(2)	$244,704	89,307	(2)	$244,701

(1)	Reflects the value calculated by multiplying the number of shares underlying the restricted stock units by $2.74, which was the closing price of our common stock on September 30, 2019.

(2)

The RSUs vest as follows: (1) 50% vest in equal annual installments over three or four years; (2) 25% vest based upon the Company’s first achieving certain market capitalization milestones for 30 consecutive trading days; and (3) 25% vest based upon the Compensation Committee’s certification that the Company first achieved certain AEBITDA milestones at the end of a fiscal year. The RSUs also vest in full upon a change in control of the Company.

The following table summarizes the option exercises and stock vested for each NEO during the fiscal year ended September 30, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael A. Mullen	-	-	119,268	334,570
Glenn C. Worman	-	-	38,482	110,108
John C. DeSena	-	-	26,518	76,042

(1)	Reflects the value calculated by multiplying the number of shares acquired on vesting by the closing price of our common stock on the day of the vesting.

Potential Termination and Change in Control Payments

Michael A. Mullen, Glenn C. Worman and John C. DeSena. Under each of the Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement, if such executive’s employment is terminated as a result of his death or disability, the Company must pay to him or his estate his base salary through the date of his termination, any benefits which he is entitled to receive under any Company plan, any expense reimbursement amounts owed to him, and any accrued but unpaid annual bonuses earned by him prior to the date of his death or termination for disability (the “Accrued Obligations”). The executive will also be entitled to a pro rata portion of his target bonus during the year of termination. In addition, any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any vested stock options outstanding on the date of his termination will remain exercisable by him for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options). Any unvested portion of outstanding stock options as of the date of the executive’s termination will be forfeited.

If such executive’s employment is terminated by the Board for “cause” or by the executive without “good reason”, then the Company must pay to him the Accrued Obligations. Any unvested stock options and shares of unvested restricted stock awards or RSUs outstanding on the date of his termination will be forfeited without consideration as of such date. The vested portion of any options as of the date of the executive’s termination will remain exercisable for 30 days following such date (or, if earlier, the normal expiration date of such stock options).

If such executive’s employment is terminated by the Company other than as stated above or by the executive for good reason, the Company must pay to him the Accrued Obligations. In addition, following execution of the Company’s standard release of claims, the Company will pay to the executive a lump sum severance payment equal to two times the sum of such executive’s base salary and target bonus for the fiscal year in which such termination occurs and an additional sum equal to his pro rata target bonus for the fiscal year in which such termination occurs. In addition, the Company will pay for the entire premium cost for continuing health care benefits under COBRA for up to 12 months for the executive and his eligible dependents. Any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable by him for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

“Cause” under each of the Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement means: (i) such executive’s material breach of restrictive covenants contained in the applicable agreement, or material breach of any other provision of such agreement, subject to applicable cure periods; (ii) such executive’s willful and continual failure or refusal to perform his duties under the applicable agreement (other than by reason of death or disability), provided such failure or refusal continues for a period of thirty (30) days after receipt of written notice thereof from the Board in reasonable detail of such failure or refusal; (iii) any action by such executive constituting willful misconduct or gross negligence in respect his obligation to the Company that results in material economic damage to the Company; and (iv) such executive’s conviction of, or a plea of guilty or nolo contendere to, a felony. Notwithstanding the foregoing, cause does not include any action taken by such executive’s in connection with his duties under the applicable agreement if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of the Company.

“Good Reason” under each of the Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement means the occurrence of any of the following without such executive’s express prior written consent: (i) any material breach of the applicable agreement by the Company; (ii) a material reduction by the Company of such executive’s duties, responsibilities, or authority; (iii) a reduction in such executive’s base salary; (iv) a requirement that, under the Amended Mullen Agreement, Mr. Mullen report to anyone other than the Board and, under the 2018 Worman Agreement and 2018 DeSena Agreement, such executive report to anyone other than the CEO; (v) on or before December 31, 2021, a change in the composition of the Board that results in the Continuing Directors (as defined in the applicable agreement) no longer constituting at least a majority of the Board (vi) a material change in the geographic location at which such executive must perform services (which, for purposes of the Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement, means a relocation of the Company’s principal place of business of such executive outside of the New York City metropolitan area) or (vii) under the 2018 DeSena Agreement, the separation from employment of both Mr. Mullen and Mr. Worman due to their termination without Cause or resignation for Good Reason. Under each of the Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement, such executive may terminate his employment for good reason only if (A) he has provided the Company with written notice of the asserted good reason condition within ninety days after its initial existence; (B) the Company fails to cure the condition within thirty days after receiving such notice; and (C) such executive terminates employment within ninety days following his written notice to the Company of the existence of the good reason condition.

The Amended Mullen Agreement, the 2018 Worman Agreement and the 2018 DeSena Agreement include post-employment obligations providing a three-month noncompete and a nine-month prohibition on soliciting or hiring employees, independent contractors and financial advisors of the Company and its subsidiaries.

The following table sets forth the estimated amount of the payments and benefits each that Mr. Mullen, Mr. Worman and Mr. DeSena would receive under the scenarios identified therein, in each case assuming a termination of employment and/or change in control on September 30, 2019. The payments and benefits described and quantified below are in addition to the compensation and benefits that would already be vested upon a termination of employment, including but not limited to accrued but unpaid salary, accrued but unpaid bonuses, and benefits accrued under the 401(k) plan.

Name	Benefit Type	Termination Other Than for Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination) ($) (1)
Michael A.	Cash Severance (2)	$1,080,000	-	$1,080,000	-
Mullen	COBRA Reimbursement	$19,531	-	$19,531	-
	Value of Acceleration of Equity (3)	$2,879,899	$2,879,899	$2,879,899	$2,879,899
	Total	$3,979,430	$2,879,899	$3,979,430	$2,879,899
Glenn C.	Cash Severance	$850,000	-	$850,000	-
Worman	COBRA Reimbursement	$13,166	-	$13,166	-
	Value of Acceleration of Equity (4)	$1,357,152	$1,357,152	$1,357,152	$1,357,152
	Total	$2,220,318	$1,357,152	$2,220,318	$1,357,152
John C. DeSena	Cash Severance	$650,000	-	$650,000	-
	COBRA Reimbursement	$2,690	-	$2,690	-
	Value of Acceleration of Equity (5)	$861,261	$861,261	$861,261	$861,261
	Total	$1,513,951	$861,261	$1,513,951	$861,261

(1)

As provided under the terms of the stock awards, outstanding stock awards that are not fully vested shall become fully exercisable, non-forfeitable and transferable or earned and payable on a control change date or immediately before the date the awards will be terminated in connection with a change in control.

(2)	Consists of target bonus plus a multiple of salary.

(3)	Reflects the value calculated by multiplying 1,051,058 shares underlying the restricted stock units by $2.74 which was the closing price of our common stock on September 30, 2019.

(4)	Reflects the value calculated by multiplying 495,311 shares underlying the restricted stock units by $2.74 which was the closing price of our common stock on September 30, 2019.

(5)	Reflects the value calculated by multiplying 314,329 shares underlying the restricted stock units by $2.74 which was the closing price of our common stock on September 30, 2019.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors are to receive the following cash compensation: (i) $50,000 annual retainer; and (ii) $10,000 additional retainer for service as Chairman of the Board, Vice-Chairman of the Board, and Chairman of the Audit Committee. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board and meetings of committees of our Board.

Equity Compensation. Our non-employee directors are to receive the following equity compensation under the 2013 Omnibus Incentive Plan.

●

Initial Stock Grant. Non-employee directors receive 50,000 RSUs upon initial election or appointment to the Board. The RSUs will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

●

Annual Stock Grant. Non-employee directors receive an RSU award of $50,000 worth of restricted stock annually for service on our Board. The RSUs will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2019 Director Compensation

Our non-employee directors each received $50,000 in cash compensation for the fiscal year ended September 30, 2019. In addition, the Chairman of the Board, Vice-Chairman of the Board, and Chairman of the Audit Committee each received an additional $10,000 as compensation for their service during the same time period.

Director Compensation Table for 2019

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Total ($)
Michael A. Mullen (2)	-		-	-	-
Michael E. Singer	$12,500	(3)	-	-	$12,500
Barbara Creagh	$31,528		$161,500	-	$193,028
Jeff Gary	$37,833		$161,500	-	$199,333
Daniel Hume	$50,000		$50,000	-	$100,000
Nassos Michas	$50,000		$161,500	-	$211,500
Robert B. Fagenson	$60,000		$50,000	-	$110,000
Neil Herskowitz (4)	$21,333		-	-	$21,333
Eli Salig (4)	$17,778		-	-	$17,778

(1)	Grant date fair value of stock award.

(2)

Mr. Mullen did not receive any additional compensation in his capacity as a director.  See “Executive Compensation” on page 22 of this proxy statement for details on Mr. Mullen’s compensation for the fiscal year ended September 30, 2019.

(3)	Mr. Singer received compensation as an employee of the Company in the amount of $432,947 for the fiscal year ended September 30, 2019. This amount includes $20,447 in medical benefits allowance.

(4)	The Board vested in full the outstanding equity awards for Mr. Herskowitz and Mr. Salig upon their resignation from the Board in February 2019.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Nassos Michas, Daniel Hume, and Barbara Creagh. No member of the Compensation Committee during the fiscal year ended September 30, 2019 or as of the date of this proxy statement is or has been an officer or employee of National or any of National’s subsidiaries, nor has any member of our Compensation Committee had any relationship with National requiring further disclosure.

During the fiscal year ended September 30, 2019, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal years ended September 30, 2018 and 2019, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner other than:

●

Six Forms 4 for Michael A. Mullen related to the grant of RSUs in November 2018, the vesting of RSUs in December 2018, January 2019 and April 2019 and the withholding of RSUs in February 2019 and May 2019.

●	Six Forms 4 for Glenn C. Worman related to the grant of RSUs in November 2018, the vesting of RSUs in December 2018, April 2019 and July 2019 and the withholding of RSUs in May 2019 and August 2019.

●	Six Forms 4 for John C. DeSena related to the grant of RSUs in November 2018, the vesting of RSUs in December 2018, April 2019 and July 2019 and the withholding of RSUs in May 2019 and August 2019.

●	Two Forms 4 for each of Robert B. Fagenson and Daniel Hume related to the grant and vesting of RSUs in February 2019.

●	Two Forms 4 for Nassos Michas related to the grant of RSUs in February 2019 and the vesting of RSUs in June 2019.

●	Two Forms 4 for Daniel Asher related to the acquisition of the Company’s common stock in January 2019.

●	One Form 4 for Michael E. Singer related to the vesting and withholding of RSUs in February 2019.

●	One Form 4 for each of Barbara Creagh and Jeff Gary related to the grant of RSUs in February 2019.

●	One Form 3 for each of Barbara Creagh and Jeff Gary upon their appointment to the Board.

●	One Form 3 for John C. DeSena related to the grant of RSUs in July 2017 and April 2018.

RELATED-PERSON TRANSACTIONS

Review, approval or notification of transactions with related persons

Our Board reviews and votes on transactions, arrangements and relationships between us and any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the related transaction must recuse himself from the vote of the Board of Directors vote on such matter. A majority vote of the remaining members of our Board is required for approval of the related transaction. Before such vote, the members of our Board who are independent of the related transaction review, among other things, the following factors:

●	The related person’s interest in the transaction;

●	The approximate dollar value of the amount involved;

●	The terms of the transaction;

●	The benefits to us;

●	The benefits to our stockholders;

●	The availability of other sources for comparable products, services, or financial benefits; and

●	Whether the transaction is on terms that are no less favorable to us than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

Arrangements Regarding Robert B. Fagenson

Mr. Fagenson is a party to an Independent Contractor Agreement, dated April 1, 2018, with National Securities Corporation (“NSC”), our wholly-owned subsidiary, whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York, Mr. Fagenson receives 90% of income accrued at the branch, before expenses associated with the operation of such branch, including commissions owed to its registered representatives, which amount to date has been immaterial. Prior to entry into this agreement, Mr. Fagenson was a party to an Independent Contractor Agreement, dated February 27, 2012, with NSC, whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York, Mr. Fagenson received 50% of income accrued at the branch, which amount to date has been immaterial.

Arrangements Regarding Michael A. Mullen

Mr. Mullen is a party to an Independent Contractor Agreement, dated April 22, 2008, with NSC whereby in exchange for establishing and maintaining a branch, Mr. Mullen receives 100% of income accrued at the branch, before expenses associated with the operation of such branch, including commissions owed to its registered representatives. During the fiscal year ended September 30, 2019, Mr. Mullen earned $663,487 in commissions, under this arrangement. Information regarding Mr. Mullen’s compensation by the Company is set forth under “Executive Compensation” above.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS
AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 4, 2020, concerning the beneficial ownership of our common stock by:

●	Each person we know to be the beneficial owner of more than 5% of our common stock;

●	Each of our directors;

●	Each of our NEOs shown in our Summary Compensation Table; and

●	All directors and executives as a group.

As of March 4, 2020, there were 13,476,519 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 4, 2020. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
B. Riley Financial (1)	6,159,550	45.7%
Daniel Asher (2)	2,464,806	18.3%
RMB Capital Holdings, LLC (3)	1,065,808	7.3%

Executive Officers, Directors and Nominees
Barbara Creagh	16,667	*
Daniel Hume	62,151	*
Glenn C. Worman (4)	270,032	2.0%
Jeff Gary	16,667	*
John C. DeSena (5)	59,710	*
Michael A. Mullen (6)	304,736	2.3%
Michael E. Singer	33,397	*
Nassos Michas	16,667	*
Robert B. Fagenson (7)	557,010	4.1%
All current executive officers and directors (nine persons)	1,337,037	9.9%

* Less than 1%

(1)

Information is based on Schedule 13D filed jointly by B. Riley Financial, Inc., a Delaware corporation, and NHC Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of B. Riley Financial, Inc., on February 11, 2019. According to the Schedule 13D, the Reporting Persons own 6,159,550 shares, as a result of NHC Holdings, LLC purchasing 6,159,550 shares from Fortress and FBIO on November 16, 2018 and February 11, 2019 in two closings pursuant to a Stock Purchase Agreement (“SPA”) executed between the parties on November 14, 2018. The address of the principal business office of each of the foregoing is 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

(2)

Information is based on Schedule 13G/A filed by Daniel Asher on February 12, 2019.  According to the Schedule 13G, the Reporting Person owns 2,464,806 shares. The address of the principal business office of each of the foregoing is 111 W. Jackson Blvd., 20th Floor, Chicago, IL 60604.

(3)

Includes 1,065,808 shares of our common stock issuable upon the conversion of warrants. Information is based on Schedule 13G/A filed on February 14, 2020 by RMB Capital Holdings, LLC, a Delaware limited liability company. RMB Capital Holdings, LLC is manager of RMB Capital Management, LLC (an investment adviser registered under the Investment Advisers Act of 1940). RMB Capital Management, LLC is manager of Iron Road Capital Partners LLC, a Delaware limited liability company, and RMB Mendon Managers, LLC, a Delaware limited liability company. RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners LLC and/or RMB Mendon Managers, LLC, or entities affiliated with such entities, may own additional shares of our common stock of which we are unaware. The address of the principal business office of each of the foregoing is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

(4)	Includes 180,000 vested stock options. Also includes 22,857 shares of our common stock issuable upon the conversion of RSUs that will vest within 60 days of March 4, 2020.

(5)	Includes 17,143 shares of our common stock issuable upon the conversion of RSUs that will vest within 60 days of March 4, 2020.

(6)	Includes 41,143 shares of our common stock issuable upon the conversion of RSUs that will vest within 60 days of March 4, 2020.

(7)

Consists of (i) 150,000 shares of our common stock issuable upon exercise of options, (ii) 5,001 shares of our common stock held in a Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, (iii) 301,463 shares of our common stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the President and majority shareholder, (iv) 67,151 shares of our common stock held directly by Mr. Fagenson and (v) 33,395 shares of our common stock held by National Securities Growth Partners LLC, of which Mr. Fagenson is the managing Member and has sole voting and investment power.

PROPOSAL ONE:

ELECTION OF CLASS III DIRECTORS; NOMINEES

Our Amended and Restated Bylaws, as amended, provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Jeff Gary and Michael A. Mullen . For information about each of the nominees and our Board generally, please see “Corporate Governance – Members of the Board of Directors,” beginning on page 5 of this proxy statement. If elected, the nominees will hold office until our 2023 annual meeting of stockholders and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board is providing the stockholders with an opportunity to provide an advisory vote related to the compensation of the Company’s named executive officers.

As described above under “Compensation Discussion and Analysis”, we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosure.”

As this vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE APPROVAL OF THE AMENDMENT.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF EisnerAmper LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of EisnerAmper LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws, as amended, or otherwise. The Board has not determined what action it would take if the stockholders do not approve the selection of EisnerAmper LLP and may reconsider its selection if the stockholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EisnerAmper LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2020. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF EisnerAmper LLP.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2019 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: National Holdings Corporation, 200 Vesey Street, 25th Floor, New York, NY 10281, Attn: Glenn C. Worman. You may also contact us at (212) 417-8000.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2021 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, John C. DeSena, at 200 Vesey Street, 25th Floor, New York, NY 10281, no later than November 16, 2020. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to John C. DeSena, our Corporate Secretary, at the above address, not less than 30 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than January 2, 2021, and no later than March 3, 2021. If a stockholder fails to provide timely notice of a proposal to be presented at our 2021 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, delivered to you together with this proxy statement, is hereby incorporated by reference.

national Holdings Corporation VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Standard Time, on April 2, 2020.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommend a vote FOR the listed nominees:

	For	Against	Abstain		For	Against	Abstain
01 - Jeff Gary	☐	☐	☐	02 - Michael A. Mullen	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation paid to the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business may properly come before the Meeting or any adjournment thereof.

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THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 2, 2020.
The Proxy Statement and Form of Proxy are available at
www.envisionreports.com/NHLD

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — National Holdings Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL HOLDINGS CORPORATION

The undersigned stockholder of National Holdings Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Michael A. Mullen and Glenn C. Worman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of the Company, to be held on April 2, 2020 at 10:00 A.M. at the offices of WilmerHale, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 and at any adjournments thereof, with respect to the matters specified on the reverse side.

This proxy will be voted as directed, but if no direction is indicated it will be voted (i) "FOR" the individuals listed in Proposal No. 1, (ii) "FOR" Proposal No. 2, and (iii) "FOR" Proposal No. 3.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.